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                                                                   Exhibit 99.1

Certification Of Periodic Financial Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Annual Report of First Capital Institutional Real Estate, Ltd.-1--(the "Partnership") on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Donald Liebentritt, as President and Chief Executive Officer of First Capital Financial, L.L.C., the Managing General Partner of the Partnership (the "Managing General Partner"), and Philip Tinkler, as Vice President--Finance and Treasurer of the Managing General Partner, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/  Donald Liebentritt
-------------------------
Donald Liebentritt
President and Chief
Executive Officer
March 28, 2003

/s/  Philip Tinkler
-------------------------
Philip Tinkler
Vice President--Finance
and Treasurer
March 28, 2003